CLASS A COMMON

                                                                  --------------
                          JOURNAL COMMUNICATIONS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN

                                                               CUSIP 481130 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS
NUMBER
A

                 THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF
                  CHARLOTTE, NC OR IN THE CITY OF NEW YORK, NY

               This Certifies that





               is the owner of

    FULLY PAID SHARES OF CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

     Journal Communications, Inc., transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate property endorsed. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

Witness the facsimile signatures of the duly authorized officers of the Company.

Dated:
                                                             /s/ Steven J. Smith

Countersigned and Registered                             CHIEF EXECUTIVE OFFICER

           WACHOVIA BANK, N.A.
           (CHARLOTTE, NC)

                Transfer Agent and Registrar

By                                                           /s/ Paul E. Kritzer

                 Authorized Signature                                  SECRETARY